                          CERTIFICATE OF FORMATION

                                     OF

                     Shreveport Red River Utilities, LLC

     The  undersigned,  being a natural  person of age  eighteen  years or more, acting as the Sole Organizer of a limited  liability  company under the Delaware
Limited Liability Company Act (as the same may be amended from time to time, the
"Act"), adopts, pursuant to Section 18-201 of the Act, the following Certificate of Formation for such limited liability company (the "Company"):

                                  ARTICLE I

                                    NAME

     The name of the Company shall be: Shreveport Red River Utilities, LLC

                                 ARTICLE II

                     REGISTERED OFFICE, REGISTERED AGENT

     The initial  registered office of the Company shall be: c/o The Corporation
Trust Company,  1209 Orange  Street,  Wilmington,  New Castle County,  Delaware,
19801, or such other location as the Parties by mutual consent shall  determine.
The initial  registered  agent of the Company  shall be: The  Corporation  Trust
Company, 1209 Orange Street,  Wilmington, New Castle County, Delaware, 19801, or
such other location as the Parties by mutual consent shall determine. Either the registered  office or the registered agent may be changed in the manner provided by law.

                                 ARTICLE III

                             PERIOD OF DURATION

     The Company shall exist until dissolved according to law or by the terms of its Limited Liability Company Agreement (the "LLC Agreement").

                                 ARTICLE IV

                                   POWERS

     Subject to the LLC  Agreement,  the Company shall have and may exercise all powers  and  rights  which a limited  liability  company  may  exercise  legally pursuant to the Act.

                                  ARTICLE V

                                 AMENDMENTS

     The Company  reserves the right to amend this Certificate of Formation from time to time in accordance with the Act,  provided,  that the unanimous approval of the members of the Company to such amendment has been duly obtained.

     The undersigned does hereby certify,  make and acknowledge this Certificate of Formation on this 13th day of October, 2000.

                              /s/ Cecilia A. Temple
                              ---------------------
                                Cecilia A. Temple
                                 Sole Organizer